                                                                     Exhibit 5.1

                        [LETTERHEAD OF WINSTON & STRAWN]

                                November 13, 2001

AirGate PCS, Inc.
233 Peachtree Street
Suite 1700
Atlanta, Georgia 30303

     Re: AirGate PCS, Inc. Registration Statement on Form S-3 Regarding 714,236 Shares of Common Stock and 300,000 Warrants to Purchase Common Stock
          ----------------------------------------------------------------------

Dear Sir or Madam:

     We have acted as special counsel to AirGate PCS, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) 714,236 shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"), issuable by the Company upon exercise of warrants to purchase Common Stock, (ii) 300,000 warrants to purchase Common Stock (the "Unit Warrants") which the selling warrantholders (as defined in the Registration Statement) may resell and (iii) the 475,442 shares of Common Stock (the "Resale Common Stock") issuable upon exercise of the Unit Warrants which the selling warrantholders may resell, as set forth in the final prospectus that forms a part of the Registration Statement, as defined below (the "Prospectus"), and as may be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). As used in this opinion letter, the term "Registration Statement" means, unless otherwise stated, such Registration Statement, as amended when declared effective by the Commission (including any necessary post-effective amendments thereto).

     This opinion letter is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

          (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof;

          (ii) the Certificate of Incorporation of the Company, as currently in effect;

          (iii) the By-laws of the Company, as currently in effect;

          (iv) the form of resolutions of the board of directors of the Company relating to the filing of the Registration Statement (the "Resolutions");

          (v) records of proceedings of the board of directors of the Company deemed by us relevant to the Merger Agreement (as defined below) and to the issuance of the AirGate Warrants (as defined below);

          (vi) the Warrant Agreement dated September 30, 1999 (the "AirGate Warrant Agreement") between the Company and Bankers Trust Company, as Warrant Agent, pursuant to which the Company issued warrants (the "AirGate Warrants") to purchase 644,400 shares of Common Stock;

          (vii) the Warrant Agreement dated as of July 12, 2000 (the "Unit Warrant Agreement") between iPCS, Inc., a Delaware corporation ("iPCS"), and ChaseMellon Shareholder Services, L.L.C., as Warrant Agent, pursuant to which iPCS issued the Unit Warrants;

          (viii) the Warrant for the Purchase of Common Stock of iPCS, Inc. dated July 12, 2000 (the "Sprint Warrant Agreement") between iPCS and Sprint Spectrum L.P., a Delaware limited partnership, pursuant to which iPCS issued a warrant (the "Sprint Warrant") to purchase 1,151,938 shares of common stock of iPCS; and

          (ix) the Merger Agreement dated August 28, 2001 (the "Merger Agreement") between the Company and iPCS, Inc. pursuant to which the Company has agreed to acquire iPCS through a merger (the "Merger") of a wholly owned subsidiary of the Company and iPCS and pursuant to which the Company will assume all of iPCS' liabilities and obligations under the Unit Warrants and the Sprint Warrant.

We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion letter, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and iPCS. In particular, (i) with respect to the $150 million units offering by the Company on September 30, 1999, we have relied upon a statement of an officer of the Company that, to that officer's knowledge, the consideration received was adequate and that the full amount of the consideration has been received; (ii) with respect to the units issued by iPCS on July 12, 2000 in connection with its 14% senior discount notes offering and the Sprint Warrant issued by iPCS, we have relied upon a statement of an officer of iPCS that, to that officer's knowledge, the consideration received for the units and Sprint Warrants was adequate and that the full amount of the consideration has been paid.

          Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof:

          1. The shares of Common Stock issuable upon exercise of the AirGate Warrants, when issued and delivered in accordance with the terms of the AirGate Warrant Agreement against payment of the exercise price as provided in the AirGate Warrant Agreement, will be validly issued, fully paid and nonassessable.

          2. Upon the assumption by the Company of iPCS' liabilities and obligations under the Unit Warrants, which assumption will occur at the Effective Time (as defined in the Merger Agreement) of the Merger, the Unit Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (x) such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, regardless of whether enforcement is sought in a proceeding at law or in equity.

          3. Upon the assumption by the Company of iPCS' liabilities and obligations under the Unit Warrants, which assumption will occur at the Effective Time of the Merger, the shares of Common Stock issuable upon exercise of the Unit Warrants, when issued and delivered in accordance with the terms of the Unit Warrant Agreement against payment of the exercise price as provided in the Unit Warrant Agreement, as such exercise price will be adjusted at the Effective Time pursuant to the terms of theUnit Warrant Agreement and the Merger Agreement, will be validly issued, fully paid and nonassessable

          4. Upon the assumption by the Company of iPCS' liabilities and obligations under the Sprint Warrant, which assumption will occur at the Effective Time of the Merger, the shares of Common Stock issuable upon exercise of the Sprint Warrant, when issued and delivered in accordance with the terms of the Sprint Warrant Agreement against payment of the exercise price as provided in the Sprint Warrant Agreement, as such exercise price will be adjusted at the Effective Time pursuant to the terms of the Sprint Warrant Agreement and the Merger Agreement, will be validly issued, fully paid and nonassessable.

          The foregoing opinions are limited to the laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of Common Stock referred to herein or the resale of the Unit Warrants.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not concede that we are "experts" within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/  Winston & Strawn